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                                                                    Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
Tele-Communications, Inc.


We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57409, 33-57469, 33-57177 and 33-57399) on Form S-3, the
Registration Statements (Nos. 33-54263, 33-57405 and 33-56135) on Form S-4, and the Registration Statements (Nos. 33-54263 and 33-57635) on Form S-8 of Tele-Communications, Inc. and the Registration Statement (No. 33-44532) on Form S-8 of TCI Communications, Inc. of our reports dated March 27, 1995, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related schedules, which reports appear in the December 31, 1994 annual report on Form 10-K of Tele-Communications, Inc. and TCI Communications, Inc. Our reports refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Investments in Certain Debt and Equity Securities", in 1994.





Denver, Colorado
March 28, 1995